                                                                       EXHIBIT 1

                                ICN MERGER CORP.

                                  $150,000,000

                           % CONVERTIBLE SUBORDINATED
                              DEBENTURES DUE 2004

                            ------------------------

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                          , 1994
WERTHEIM SCHRODER & CO. INCORPORATED
  As Representative of the several
     Underwriters named in Schedule I hereto
c/o Wertheim Schroder & Co. Incorporated
Equitable Center
787 Seventh Avenue
New York, New York 10019-6016

Dear Sirs:

     ICN Merger Corp., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwrit ers"), $150,000,000 aggregate principal amount of % Convertible Subordinated Debentures Due 2004 of the
Company pursuant to an indenture (the "Indenture") dated as of             ,
1994 between the Company and                , as trustee (the "Trustee"). The
$150,000,000 aggregate principal amount of such Debentures to be sold by the Company are herein referred to as the "Firm Securities." In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional $22,500,000 aggregate principal amount of Debentures (the "Option Securities"), on the terms and for the purposes set forth in Section 2 hereof. The Firm Securities and the Option Securities are herein collectively referred to as the "Securities." All references to "New ICN" mean, collectively, ICN Merger Corp., SPI Pharmaceuticals, Inc. ("SPI"), ICN Pharmaceuticals, Inc. ("ICN"), Viratek, Inc. ("Viratek"), and ICN Biomedicals, Inc. ("Biomedicals"), after giving effect to the Merger (as defined below). SPI, ICN, Viratek and Biomedicals are sometimes referred to collectively herein as the "Predecessor Companies".

     1. The Company and each of the Predecessor Companies represent and warrant to, and agree with, jointly and severally, each of the Underwriters that:

          (a) A registration statement on Form S-1 (File No. 33-83952) and as a part thereof a preliminary prospectus, in respect of the Securities and the shares (the "Conversion Shares") of common stock, par value $.01 per share, of the Company ("Common Stock") into which the Securities are convertible, has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you and, with the exception of exhibits to the registration statement, to you for each of the other Underwriters; if such registration statement has not become effective, an amendment (the "Final Amendment") to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will promptly be filed by the Company with the Commission; if such registration statement has become effective and any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, which amendment or amendments shall be in form acceptable to you, the most recent such amendment has been declared effective by the Commission; if such registration statement has become effective, a final prospectus (the "Rule 430A Prospectus") relating to the Securities containing information permitted to be omitted at the time of effectiveness by Rule 430A of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), will promptly be filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (any preliminary prospectus filed as part of such registration statement being herein called a "Preliminary Prospectus," such registration statement as amended at the time that it becomes or became effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior to the execution and delivery of this Agreement became effective (the "Effective Date"), including all exhibits thereto and all information deemed to be a part thereof at such time pursuant to Rule 430A of the rules and regulations of the Commission under the Act, being herein called the "Registration Statement" and the final prospectus relating to the Securities in the form first filed pursuant to Rule 424(b)(1) or (4) of the rules and regulations of the Commission under the Act or, if no such filing is required, the form of final prospectus included in the Registration Statement, being herein called the "Prospectus").

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

          (c) On the Effective Date and the date the Prospectus is filed with the Commission, and when any further amendment or supplements thereto become effective or are filed with the Commission, as the case may be, the Registration Statement, the Prospectus and such amendment or supplements did and will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

          (d) The representations and warranties of the Company and each of the Predecessor Companies set forth in Section 4 of the Agreement and Plan of Merger dated as of August 1, 1994, as amended (the "Merger Agreement") among the Company and the Predecessor Companies relating to the merger (the "Merger") among the Company, ICN, SPI and Viratek, with the Company as the surviving entity (including the merger of Biomedicals into a wholly-owned subsidiary of the Company), are hereby repeated as of the date hereof and incorporated herein by reference for the benefit of the Underwriters. Each of the conditions set forth in Section 6 of the Merger Agreement (other than the condition set forth in paragraph 6.8 of Section 6) has been satisfied or waived on or prior to the date hereof;

          (e) Each of the Company and the Predecessor Companies has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company and the Predecessor Companies of their obligations under this Agreement have been duly and validly authorized by all requisite corporate action of the Company and the Predecessor Companies; and this Agreement constitutes the legal, valid and binding obligation of the Company and the Predecessor Companies, enforceable against the Company and the Predecessor Companies in accordance with its terms;

          (f) The Company has all requisite power and authority to execute, deliver and perform its obligations under the Escrow and Deposit Agreement
     to be dated             , 1994 (the "Deposit Agreement") between
                    , as escrow agent, and the Company; the execution, delivery and performance by the Company of its obligations under the Deposit Agreement has been duly and validly authorized by all requisite corporate action of the Company; and the Deposit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

          (g) Neither the Company, the Predecessor Companies nor any of their subsidiaries has sustained since December 31, 1993, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company, the Predecessor Companies and their subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and, except as otherwise set forth in the Prospectus, there has not been, and prior to the Time of Delivery (as defined in Section 4 hereof) there will not be, any change in the capital stock (other than shares issued pursuant to exercise of employee stock options that the Prospectus indicates are outstanding (the "Employee Option Shares") or shares issued upon the conversion of convertible securities or upon the exercise of warrants the Prospectus indicates are outstanding) or short-term debt (other than an immaterial change in short-term debt in the ordinary course of business) or long-term debt of the Company or the Predecessor Companies or any of their subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Predecessor Companies and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (h) The Company, the Predecessor Companies and their subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or contemplated by the Prospectus, or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company, the Predecessor Companies and their subsidiaries, and any real property and buildings held under lease by the Company, the Predecessor Companies and their subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such real property and buildings by the Company, the Predecessor Companies and their subsidiaries;

          (i) Each of the Company and the Predecessor Companies has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the Company or Predecessor Company, as the case may be, or the Company, the Predecessor Companies and their subsidiaries considered as a whole); and each of the Company's and the Predecessor Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the Company or Predecessor Company, as the case may be, and their subsidiaries considered as a whole); and each of the Company or Predecessor Companies, as the case may be, and their subsidiaries has all necessary power and authority (corporate and other) required to own its properties and conduct its business as described in the Prospectus;

          (j) Each of the Company and the Predecessor Companies has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, and all of the outstanding shares of capital stock of the Company and the Predecessor Companies have been duly and validly authorized and issued, are fully paid and non-assessable, are free of any preemptive or similar rights, were issued and sold in compliance with the applicable Federal and state securities laws and conform in all material respects to the descriptions thereof in the Prospectus; the Common Stock has been registered under the Exchange Act and has been approved for listing on the New York Stock Exchange, subject to official notice of issuance; except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any Predecessor Companies or any security convertible or exchangeable or exercisable for capital stock of the Company; there are no holders of securities of the Company or any Predecessor Company who, by reason of the filing of the Registration Statement have the right (and have not waived such right) to request the Company or a Predecessor Company, as the case may be, to include in the Registration Statement securities owned by them; and all of the outstanding shares of capital stock of each subsidiary of the Company and the Predecessor Companies have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Prospectus, are owned by the Company or the Predecessor Companies, as the case may be, free and clear of all liens, encumbrances, equities or claims; and there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of any subsidiary or any security convertible or exchangeable or exercisable for capital stock of any subsidiary; and the shares of Common Stock into which the Securities are convertible (the "Conversion Shares") have been duly and validly authorized and reserved for issuance, and such shares, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable, and, if issued on the date hereof, would conform to the description of the Common Stock contained in the Prospectus;

          (k) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; the Securities will be entitled to the benefits of the Indenture; the Indenture has been duly authorized and, when duly executed and delivered by the Company and the Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus; and the Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange;

          (l) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities and the Indenture, the entering into and performance of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, the Predecessor Companies or any of their subsidiaries is a party or by which the Company, the Predecessor Companies or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Predecessor Companies or any of their subsidiaries is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Predecessor Companies or any of their subsidiaries (except for any conflict, breach or violation, or any lien, charge or encumbrance which will not individually or in the aggregate have a material adverse effect on the business, operations, financial condition or business prospects of the Company, the Predecessor Companies and their subsidiaries considered as a whole); nor will such action result in any violation of the provisions of the Certificate of Incorporation (or equivalent document) or the By-laws (or equivalent document), in each case as amended, of the Company, the Predecessor Companies or any of their subsidiaries; nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Predecessor Companies or any of their subsidiaries or any of their properties (except for any violations which will not individually or in the aggregate have a material adverse effect on the business, operations, financial condition or business prospects of the Company, the Predecessor Companies and their subsidiaries considered as a whole); and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement and the Deposit Agreement, except the registration under the Act of the Securities and the Conversion Shares, the qualification of the Indenture under the Trust Indenture Act of 1939, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

          (m) There are no legal or governmental proceedings pending to which the Company, the Predecessor Companies or any of their subsidiaries is a party or of which any property of the Company, the Predecessor Companies or any of their subsidiaries is the subject, other than litigation incident to the business conducted by the Company, the Predecessor Companies and their subsidiaries which will not individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company, the Predecessor Companies and their subsidiaries considered as a whole, otherwise than as described in the Prospectus; and, to the best of the Company's and the Predecessor Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others; and neither the Company, the Predecessor Companies nor any of their subsidiaries is involved in any material labor dispute, nor, to the Company's knowledge, is any material labor dispute threatened;

          (n) The Company, the Predecessor Companies and their subsidiaries have such licenses, permits and other approvals or authorizations of and from governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses substantially in the manner now being conducted and as described in the Prospectus; and the Company, the Predecessor Companies and their subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permits;

          (o) Coopers & Lybrand and Arthur Andersen & Co., who have certified certain financial statements of the Predecessor Companies and their subsidiaries on a consolidated basis, are or were independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (p) (i) The consolidated financial statements of the Predecessor Companies and their subsidiaries included in the Registration Statement and the Prospectus present fairly the financial condition, the results of operations and the cash flows of the Predecessor Companies and their subsidiaries as of the dates and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus is accurately presented in all material respects and, to the extent such information and data is derived from the financial statements and books and records of the Predecessor Companies and their subsidiaries, is prepared on a basis consistent with such financial statements and the books and records of the Predecessor Companies and their subsidiaries; no other financial statements are required under the Act to be included in the Registration Statement or the Prospectus;

          (ii) The pro forma financial data of the Company included in the Prospectus are based upon good faith estimates and assumptions believed by the Company and the Predecessor Companies to be reasonable and have been prepared in accordance with the rules and regulations under the Act (including Article 11 of Regulation S-X). No other pro forma financial information is required by the Act or the rules or regulations thereunder to be included in the Registration Statement or the Prospectus.

          (q) There are no statutes or governmental regulations, or any contracts or other documents that are required to be described in or filed as exhibits to the Registration Statement which are not described therein or filed as exhibits thereto;

          (r) The Predecessor Companies and their subsidiaries own or possess, and as a result of the Merger, the Company or its subsidiaries will acquire, adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the general business now operated by them and neither the Company, the Predecessor Companies nor any of their subsidiaries has received any notice of infringement of or conflict with asserted rights of others with

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

     respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, could materially adversely affect the business, operations, financial condition, income or business prospects of the Company, the Predecessor Companies and their subsidiaries considered as a whole;

          (s) Neither the Company, the Predecessor Companies nor any of their subsidiaries is in violation of any term or provision of their respective Certificate of Incorporation (or equivalent document) or By-Laws (or equivalent document), in each case as amended to the date hereof; neither the Company, the Predecessor Companies nor any of their subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Predecessor Companies or any of their subsidiaries, or of any decree of any court or governmental agency or body having jurisdiction over the Company, the Predecessor Companies or any of their subsidiaries (except for any violations which will not individually or in the aggregate have a material adverse effect on the business, operations, financial condition, or business prospects of the Company, the Predecessor Companies and their subsidiaries considered as a whole);

          (t) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which the Company, the Predecessor Companies or any of their subsidiaries is a party or by which any of them is bound (except for any defaults which will not individually or in the aggregate have a material adverse effect on the business, operations, financial condition, or business prospects of the Company, the Predecessor Companies and their subsidiaries considered as a whole);

          (u) The Company, the Predecessor Companies and their subsidiaries have timely filed all necessary tax returns and notices and have paid all federal, state, county, local and foreign taxes of any nature whatsoever for all tax years through December 31, 1993, to the extent such taxes have become due (other than taxes which are being challenged in good faith by the Company or a Predecessor Company, as the case may be, and are adequately reserved for). The Company and the Predecessor Companies have no knowledge, nor any reasonable grounds to know, of any tax deficiencies which would have a material adverse effect on the Company, the Predecessor Companies or any of their subsidiaries taken as a whole; the Company, the Predecessor Companies and their subsidiaries have paid all taxes which have become due, whether pursuant to any assessments, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the financial statements included in the Registration Statement; the amounts currently set up as provisions for taxes or otherwise by the Company, the Predecessor Companies and their subsidiaries on their books and records are sufficient in all material respects for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company, the Predecessor Companies and their subsidiaries may be liable in their own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity;

          (v) The Company will not, during the period of 90 days after the date hereof (except pursuant to this Agreement, the Merger Agreement or upon the issuance of any Employee Option Shares or shares issued upon the conversion of convertible securities or upon the exercise of warrants the Prospectus indicates are outstanding, or options granted under the 1994 Stock Incentive Plan (if adopted by the Board of Director of the Company and the compensation committee) consistent with past practice to directors, employees or consultants of any of the Predecessor Companies or the Company hired or retained on or after May 1, 1994), offer, sell or otherwise dispose of any capital stock of the Company, or any securities convertible into shares of capital stock of the Company, directly or indirectly, without the prior written consent of the Representative. Notwithstanding the foregoing, the Company may issue shares of its capital stock in connection with the consummation of any acquisitions of businesses engaged in one or more of the same lines of business of the Company and the Predecessor Companies, provided that the recipients of such shares of capital stock shall have delivered to you an agreement, in the form delivered to you pursuant to Section 7(l) hereof, not to offer, pledge, sell, contract to sell or otherwise dispose of any shares of Common Stock (or securities convertible into shares of Common Stock), directly or indirectly, for the remainder of the period set forth above;

          (w) Each of the Company and the Predecessor Companies maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at appropriate intervals and appropriate action is taken with respect to any differences;

          (x) Neither the Company, the Predecessor Companies nor any of their subsidiaries nor, to the Company's or the Predecessor Companies' knowledge, any employee or agent of the Company, the Predecessor Companies or any of their subsidiaries has made any payment of funds of the Company, the Predecessor Companies or any subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus;

          (y) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or that might be reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, in each case as defined under the Exchange Act, and the rules and regulations of the Commission thereunder; and

          (z) All necessary new drug applications ("NDAs") and or amendments or supplements thereto, as required by the Federal Food, Drug and Cosmetics Act, the regulations of the Food and Drug Administration (the "FDA") promulgated thereunder, and any policies issued by the FDA in connection with such NDAs and amendments or supplements thereto, have been filed with the FDA for all drugs sold by the Predecessor Companies, and all necessary approvals and acknowledgements have been obtained from the FDA. Viratek filed an NDA covering ribavivin for treatment of chronic hepatitis C with the FDA on June 1, 1994. Neither the Company nor the Predecessor Companies have received any notice that such NDA will not be approved by the FDA in a timely manner.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of $ principal amount of Firm Securities, and each of the Underwriters agrees to purchase from the Company, at a purchase price of % of the principal amount
thereof, plus accrued interest, if any, from             , 1994 to the Time of
Delivery, the respective principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     In addition, subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, as required (for the sole purpose of covering over-allotments in the sale of the Firm Securities), up to
$          aggregate principal amount of Option Securities at the same purchase price as the Firm Securities are being sold by the Company as stated in the
preceding paragraph, plus accrued interest, if any, from             , 1994 to
the Option Securities Delivery Date (as defined in paragraph 4 hereof). The right to purchase the Option Securities may be exercised by your giving at least 48 hours' prior written notice to the Company of your determination to purchase all or a portion of the Option Securities. Such notice may be given at any time within a period of 30 days following the date of this Agreement. Option Securities shall be purchased severally for the account of each Underwriter in proportion to the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. No Option Securities shall be delivered to or for the accounts of the Underwriters unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided. The respective purchase obligations of each Underwriter shall be adjusted by you so that no Underwriter shall be obligated to purchase Option Securities other than in authorized denominations. The Underwriters may cancel any purchase of Option Securities at any time prior to the Option Securities Delivery Date by giving written notice of such cancellation to the Company.

     3. Upon the authorization by you of the release of the Securities, the Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

     4. Certificates in temporary or definitive form for the Firm Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable in New York Clearing House funds, to the order of the Company, for the purchase price of the Firm Securities being sold by the Company in New York, New York, at 9:30 A.M., New York City time, on
            , 1994, or at such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery."

     Certificates in temporary or definitive form for the Option Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof by certified or official bank check or checks, payable in New York Clearing House funds, to the order of the Company, for the purchase price of the Option Securities, in New York, New York, at such time and on such date (not earlier than the Time of Delivery nor later than ten business days after giving of the notice delivered by you to the Company with reference thereto) as shall be specified in the notice delivered by you to the Company with respect to the purchase of such Option Securities. The date and time of such delivery and payment are herein sometimes referred to as the "Option Securities Delivery Date." The obligations of the Underwriters shall be subject, in their discretion, to the condition that there shall be delivered to the Underwriters on the Option Securities Delivery Date opinions and certificates, dated such Option Securities Delivery Date, referring to the Option Securities, instead of the Firm Securities, but otherwise to the same effect as those required to be delivered at the Time of Delivery pursuant to Sections 7(d), 7(e), 7(f), 7(g), 7(h) and 7(k).

     Certificates for the Firm Securities and the Option Securities so to be delivered will be in good delivery form, and in such denominations and registered in such names as you may request not less than 48 hours prior to the Time of Delivery and the Option Securities Delivery Date, respectively. Such certificates will be made available for checking and packaging in New York, New York, at least 24 hours prior to the Time of Delivery and Option Securities Delivery Date.

     5. The Company and, with respect to clause (j) below, each of the Predecessor Companies, agrees with each of the Underwriters:

          (a) If the Registration Statement has not become effective, to promptly file the Final Amendment with the Commission and use its best efforts to cause the Registration Statement to become effective; if the Registration Statement has become effective, to promptly file the Rule 430A Prospectus with the Commission; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you in good faith after reasonable notice thereof; to advise you, promptly after it receives notice thereof of the time when the Registration Statement, or any amendment thereto, or any amended Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish the Underwriters with copies of the Registration Statement (two of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus and all amendments or supplements thereto in such quantities and in such form or forms as you may from time to time reasonably request, and if the delivery of a prospectus is required by law in connection with sales of Securities at any time prior to the expiration of nine months after the time of issue of the Prospectus and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus or make an appropriate filing under Section 13, 14 or 15(d) of the Exchange Act which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than 45 days after the close of the period covered thereby (or 95 days if such period coincides with the Company's fiscal year), an earning statement in form complying with the provisions of Section 11(a) of the Act covering a period of 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date;

          (e) To file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the Effective Date and during any period when the Prospectus is required to be delivered;

          (f) For a period of five years from the Effective Date, to furnish to its securityholders after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, cash flow and stockholders' equity of the Company and its subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g) During a period of five years from the Effective Date, to furnish to you copies of all reports or other communications (financial or other) furnished to its securityholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request in connection with your obligations hereunder;

          (h) That it will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or the Securities to facilitate the sale or resale of the Securities;

          (i) To use its best efforts to maintain the listings of the Securities and the Common Stock on the New York Stock Exchange;

          (j) To take all actions which may be necessary to consummate the Merger at or prior to the Time of Delivery, including the filing of a certificate of merger with the Secretary of State of the State of Delaware effecting the Merger;

          (k) To apply the net proceeds from the sale of the Securities in accordance with the terms of the Deposit Agreement and as set forth under the caption "Use of Proceeds" in the Prospectus; and

          (l) To take all actions promptly after the Time of Delivery which may be necessary to change the name of the Company to "ICN Pharmaceuticals, Inc."

     6. The Company and the Predecessor Companies covenant and agree, jointly and severally, with the several Underwriters that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Company and the Predecessor Companies, and all other expenses, in connection with the preparation, printing and filing of the Registration Statement (including the Form T-1) and the Prospectus and (except as otherwise provided in Section 5(c) hereof) amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof, and of any Preliminary Prospectus and related offering documents to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Agreement Among Underwriters, the Selling Agreement, the Indenture, communications with the Underwriters and selling group and the Preliminary and Supplemental Blue Sky Memoranda; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including filing and registration fees and the fees, disbursements and expenses for counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the fees and expenses incurred in connection with the listing of the Securities and the Conversion Shares on the New York Stock Exchange; and (vi) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 6, including the fees of the Company's Transfer Agent and Registrar, the fees of the Trustee, the cost of any stock transfer taxes on sale of the Securities to the Underwriters, the cost of the Company's and the Predecessor Companies' personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities and all expenses and taxes incident to the sale and delivery of the Securities to be sold by the Company to the Underwriters hereunder.

     It is understood, however, that, except as provided in this Section,
Section 8 and Section 11 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Predecessor Companies herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Predecessor Companies shall have performed all their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Registration Statement shall have become effective, and you shall have received notice thereof not later than 5:00 P.M., New York City time, on the date of execution of this Agreement, or at such other time as you and the Company may agree; if required, the Prospectus shall have been filed in accordance with Rule 424(b)(1) or (4) of the rules and regulations of the Commission under the Act not later than 24 hours following the execution of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) All corporate proceedings and related legal and other matters in connection with the Merger, the organization of the Company and the registration, authorization, issue, sale and delivery of the Securities shall have been reasonably satisfactory to Fulbright & Jaworski L.L.P., counsel to the Underwriters, and Fulbright & Jaworski L.L.P. shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection;

          (c) You shall not have advised the Company that the Registration Statement or Prospectus or the Company's Registration Statement on Form S-4 (file no. 33-84534), or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which in your judgment is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (d) Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company and the Predecessor Companies [or, with respect to opinions agreed to by the Underwriters, David Watt, counsel to the Company], shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that [TO BE REVISED]:

             (i) The Company/1 has been duly and validly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties requires such qualification or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries as a whole); and the Company has all necessary corporate power and all material governmental authorizations, permits and approvals required to own its properties and conduct its business as described in the Prospectus;

             (ii) Each of the Company's subsidiaries has been duly and validly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and is qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties requires such qualification or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries as a whole); and each such subsidiary has all necessary corporate power and all material governmental authorizations, permits and approvals required to own its properties and to conduct its business as described in the Prospectus;

             (iii) All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Prospectus, are owned by the Company and, to the best knowledge of counsel, (A) beneficially and (B) free and clear of all liens, charges or encumbrances of any nature whatsoever and, to the knowledge of such counsel, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no circumstances, plans or arrangements to issue any shares of capital stock of any subsidiary or any security convertible or exchangeable or exercisable for capital stock of any subsidiary, except as otherwise described in the Prospectus;

             (iv) The Company has an authorized capitalization as set forth in the Registration Statement and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable, are free of any preemptive or similar rights, and were issued and sold in compliance with all applicable Federal and state securities laws and conform in all material respects to the descriptions thereof in the Prospectus; except as described in the Prospectus, to the knowledge of such counsel, there are no outstanding options, warrants or other rights calling for the issuance of, and there are not commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company; the Common Stock has been registered under the Exchange Act and is listed on the New York Stock Exchange, and the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance, and such shares, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable, and, if issued on the date hereof, would conform to the description of the Common Stock contained in the Prospectus;

- ---------------

  1/All references to the "Company" in clauses (d)(i), (ii), (iii), (iv), (vii),
(viii), (ix), (x), (xi) and (xiii) of Section 7 mean ICN Merger Corp. and each of the Predecessor Companies, individually.

             (v) The shares of Common Stock to be issued by the Company pursuant to the terms of the Merger Agreement have been duly and validly authorized and, when issued and delivered as provided in the Merger Agreement, will be duly and validly issued, fully paid and non-assessable, and will conform to the description of the Common Stock contained in the Prospectus;

             (vi) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting creditors' rights generally and by general equitable principles; the Securities are entitled to the benefits of the Indenture; the Indenture has been duly authorized and, when duly executed and delivered by the Company and the Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting creditors' rights generally and by general equitable principles; the Indenture has been duly qualified under the Trust Indenture Act of 1939; the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus; and the Securities have been approved for listing on the New York Stock Exchange;

             (vii) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities and the Indenture, the entering into and performance of this Agreement, the Deposit Agreement and the Merger Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, nor will such action result in any violation of the provisions of the Certificate of Incorporation (or equivalent document) or the By-laws (or equivalent document), in each case as amended, of the Company or any of its subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, the Deposit Agreement and the Merger Agreement, except such as have been obtained under the Act and the Trust Indenture Act of 1939, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

             (viii) Such counsel does not know of any legal or governmental proceedings pending or threatened against the Company or any subsidiary which would affect the subject matter of this Agreement, the Deposit Agreement or the Merger Agreement, or is required to be disclosed in the Prospectus which is not disclosed and correctly summarized therein;

             (ix) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Deposit Agreement and the Merger Agreement; the execution, delivery and performance by the Company of its obligations under this Agreement, the Deposit Agreement and the Merger Agreement have been duly and validly authorized by all requisite corporate action of the Company; and this Agreement, the Deposit Agreement and the Merger Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as enforceability of those provisions relating to indemnity may be limited by the Federal securities laws and principles of public policy;

             (x) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is (1) in violation of any term or provision of its Certificate of Incorporation (or equivalent document) or By-laws (or equivalent document), in each case as amended to the date hereof, or any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (2) in breach of or in default under, any indenture, mortgage, deed of trust, lease, bank loan or credit agreement or any other agreement or instrument of which such counsel has knowledge to which the Company or any of its subsidiaries is a party or by which any of them or any of their property may be bound or affected;

             (xi) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any securities of the Company pursuant to the Company's Certificate of Incorporation or By-Laws, in each case as amended, or any agreement or other instrument known to such counsel; and no holders of securities of the Company have rights to the registration thereof under the Registration Statement or, if any such holders have such rights, such holders have waived such rights;

             (xii) Such counsel has read all contracts referred to in the Registration Statement and the Prospectus and all other loan agreements and, to the extent material, such contracts are fairly summarized as disclosed therein, conform in all material respects to the descriptions thereof contained therein, and are filed as exhibits thereto, and such counsel does not know of any contracts or other documents required to be so summarized or disclosed, or so filed, which have not been so summarized or disclosed, or so filed, and there are no statutes or regulations or pending or threatened legal or governmental proceedings required to be disclosed in the Prospectus which have not been described as required;

             (xiii) Such counsel does not know that any of the representations and warranties of the Company contained in this Agreement, the Deposit Agreement or the Merger Agreement are not true or correct or that any of the covenants and agreements herein or therein contained to be performed on the part of the Company or any of the conditions herein contained, or set forth in the Registration Statement and the Prospectus, to be fulfilled or complied with by the Company have not been or will not be duly and timely performed, fulfilled or complied with;

             (xiv) The Registration Statement has become effective under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the rules and regulations of the Commission under the Act, including the applicable time periods set forth therein, or such filing is not required, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, contemplated under the Act, and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus; and

             (xv) A certificate of merger has been filed with the Secretary of State of the State of Delaware giving effect to the Merger; and

             (xvi) The statements under the heading "Certain Federal Income Tax Consequences" in the Prospectus, to the extent that they constitute matters of law or legal conclusions, have been prepared or reviewed by such counsel and are correct in all material respects.

          Such counsel shall also state that nothing has come to such counsel's attention that would lead such counsel to believe that either the Registration Statement, as of the date it became effective, or the Prospectus, as of its date and the Time of Delivery, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) David Watt, Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:
     [TO FOLLOW]

          (f) Lyon and Lyon, patent counsel for the Company, SPI and Viratek, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

             (i) the Company is listed in the records of the United States Patent and Trademark Office as the holder of record of each of the patents relied on by the Company in connection with the use, marketing and sale of Virazole (the "Patents") and each of the patent applications submitted by the Company relating to an indication or use of Virazole (the "Applications"). Such counsel knows of no claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications. To such counsel's knowledge, none of the Applications has been rejected;

             (ii) To such counsel's knowledge, the Company is listed in the records of the appropriate foreign office as the sole holder of record of each of the foreign patents and applications relating to Virazole. Such counsel knows of no claims of third parties to any of such foreign applications. To such counsel's knowledge, none of the foreign applications has been rejected;

             (iii) The statements under the Prospectus captions "Investment Considerations -- Limited Patent Protection"; and "Business -- Licenses, Patents and Trademarks" (collectively, the "Intellectual Property Portion"), insofar as such statements constitute summaries of the Patents and Applications, as the case may be, are in all material respects accurate summaries and fairly summarize in all material respects the legal matters, documents and proceedings relating to such Patents and Applications described therein;

             (iv) Such counsel is not aware of any facts that would lead such counsel to conclude that any of the Patents are invalid or that any patent issued in respect of an Application would be invalid;

             (v) Such counsel is not aware that any valid patent is infringed by the activities of the Company described in the Prospectus or by the manufacture, use or sale of any product, device, instrument, drug or other material made and used according to the Applications or the Patents;

             (vi) Such counsel is not aware of any material defects of form in the preparation or filing of the Applications on behalf of the Company. The Applications are being diligently pursued by the Company;

             (vii) Such counsel knows of no pending or threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating any patents, copyrights or trade secrets;

             (viii) Such counsel is not aware of any pending or threatened actions, suits, proceedings or claim by others challenging the validity or scope of the Applications or the Patents;

             (ix) Such counsel is not aware of any infringement on the part of any third party of the Patents, Applications, trade secrets, know-how or other proprietary rights of the Company; and

             (x) Nothing has come to the attention of such counsel which causes such counsel to believe that the information contained in the Intellectual Property Portion of the Registration Statement, at the time it became effective, or any amendment thereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the information contained in the Intellectual Property Portion of the Prospectus, as of its date or the Time of Delivery, or any supplement thereto contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) Kleinfeld, Kaplan and Becker, special regulatory counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

             (i) The statements under the captions "Investment
        Considerations" -- Government Regulation," and Business -- Government Regulation" (collectively, the "Regulatory Portion") to the extent that they reflect matters of law, summaries of law or regulations, regulatory status are correct in all material respects, subject to the qualification set forth therein.

             (ii) Nothing has come to the attention of such counsel that would lead such counsel to believe that the Regulatory Portion of the Registration Statement, at the time it became effective, or any amendment thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the information contained in the Regulatory Portion of the Prospectus, as of its date or the Time of Delivery or any supplement thereto contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering their respective opinions set forth in Sections 7(d), 7(e) and 7(f) above, counsel may rely, to the extent deemed advisable by such counsel, (a) upon certificates of state officials, and (b) on opinions of counsel as to matters of law of jurisdictions other than California, Delaware and the federal laws of the United States (provided, however, that you shall have received a copy of each of such opinions which shall be dated the Time of Delivery, addressed to you or otherwise authorizing you to rely thereon);

          (h) Fulbright & Jaworski L.L.P., counsel to the Underwriters, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (i) At the time this Agreement is executed and also at the Time of Delivery, Coopers & Lybrand L.L.P. shall have furnished to you a letter or letters, dated the date of this Agreement and the Time of Delivery, in form and substance satisfactory to you, to the effect, that:

             (i) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

             (ii) In their opinion the consolidated financial statements of the Company and its subsidiaries (including the related schedules and notes) audited by them and included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

             (iii) On the basis of specified procedures as of a specified date not more than five days prior to the date of their letter (which procedures do not constitute an examination made in accordance with generally accepted auditing standards), consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries subsequent to December 31, 1993 (with an indication of the date or dates of each such latest available financial statements), a reading of the latest available minutes of meeting of the Board of Directors and stockholders of the Company and its subsidiaries since December 31, 1993, inquiries of officials of the Company who have responsibility for financial and accounting matters subsequent to December 31, 1993, respectively, and such other procedures or inquiries as are specified in such letter, nothing came to their attention that caused them to believe that:

                (A) the information relating to the Company and its subsidiaries for the five fiscal years ended December 31, 1993, included in the Prospectus under the caption "Summary Financial

           Data" and "Selected Financial Data" does not agree with corresponding amounts in the audited consolidated balance sheets and consolidated statements of income and changes in cash flows as at and for the years then ended;

                (B) as of a specified date not more than five days prior to the date of their letter, there was any change in the capital stock, long-term debt or short-term debt of the Company and its subsidiaries on a consolidated basis, or any decreases in stockholders' equity, property, plant and equipment, working capital or total assets of the Company, as compared with the amounts shown in the consolidated balance sheet as of June 30, 1994, included in the Prospectus, except in each case for changes which the Prospectus discloses have occurred or may occur or which are described in their letter; and

                (C) for the period from June 30, 1994, to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period of the preceding fiscal year, in the following consolidated amounts: net sales, income before provision for income taxes and minority interest, net income or net income per share of the Company and its subsidiaries, except in all instances for decreases which the Registration Statement discloses have occurred or may occur; or if there was any decrease, setting forth the amount of such decrease; or if the Company and its subsidiaries have no consolidated financial statements subsequent to June 30, 1994, and other sufficient information is not available to management in order to enable management to comment on net sales, income before provision for income taxes and minority interest, net income or net income per share of the Company and its subsidiaries subsequent to June 30, 1994, stating that management believes that there was no decrease in net sales, income before provision for income taxes and minority interest, net income or net income per share of the Company and its subsidiaries for the period to
                       , 1994, as compared with the corresponding period of the preceding fiscal year;

             (iv) in addition to the examination referred to in their reports included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company and its subsidiaries which appear in (a) the Prospectus, (b) each of the Predecessor Company's Annual Report on Form 10-K for the year ended December 31, 1993, and (c) each of the Predecessor Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, each of which is specified by you, and have compared such amounts and financial information with the accounting records of the Company and its subsidiaries, and have found them to be in agreement and have proved the mathematical accuracy of certain specified percentages; and

             (v) On the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the unaudited pro forma consolidated balance sheets and the unaudited pro forma consolidated statements of income of New ICN included in the Registration Statement and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and other specified procedures and inquiries and verification of the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such pro forma consolidated financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of these statements.

          (j) (A) Neither the Company nor any of its subsidiaries shall have sustained since December 31, 1993, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (B) since the respective dates as of which information is given in the Prospectus, and except as otherwise set forth in the Prospectus, there shall not have been any change in the capital stock (other than shares issued pursuant to the exercise of Employee Option Shares or shares issued upon the conversion of convertible securities or upon the exercise of warrants the Prospectus indicates are outstanding) or short-term debt (other than an immaterial change in short-term debt in the ordinary course of business) or long-term debt of the Company or any of its subsidiaries nor any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

          (k) Between the date hereof and the Time of Delivery there shall have been no declaration of war by the United States; at the Time of Delivery there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, or any material adverse change in political, financial or economic conditions in Yugoslavia or any outbreak or material escalation of hostilities or other calamity or crisis in Yugoslavia which has a material adverse effect on the Company, the effect of which is to make it, in your judgment, impracticable to market the Securities or to enforce contracts for the resale of Securities and no event shall have occurred resulting in (i) trading in securities generally on either the New York Stock Exchange or American Stock Exchange being suspended or limited or minimum or maximum prices being generally established on such exchange, or (ii) additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority or (iii) a general banking moratorium being declared by either Federal or New York authorities;

          (l) The Company shall have furnished or caused to be furnished to you at the Time of Delivery a certificate signed by the chief executive officer and the chief financial officer of the Company and each of the Predecessor Companies satisfactory to you as to such matters as you may reasonably request and as to (i) the accuracy of the Company's and the Predecessor Companies' representations and warranties herein at and as of the Time of Delivery, (ii) the performance by the Company and each of the Predecessor Companies of all their obligations hereunder to be performed at or prior to the Time of Delivery, (iii) the fact that they have carefully examined the Registration Statement and Prospectus and, (a) as of the Effective Date, the statements contained in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) since the Effective Date, no event has occurred that is required by the Act or the rules and regulations of the Commission thereunder to be set forth in an amendment of, or a supplement to, the Prospectus that has not been set forth in such an amendment or supplement, and (iv) the matters set forth in subsection (a) of this Section 7;

          (m) Each director and executive officer of the Company shall have delivered to you an agreement not to offer, pledge, sell, contract to sell or otherwise dispose of any shares of Common Stock (or securities convertible into shares of Common Stock), directly or indirectly, for a period of 90 days after the date of this Agreement, without the prior written consent of the Representative;

          (n) The Company shall have delivered to you evidence that the Securities have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

          (o) The Company and the Escrow Agent shall have duly executed and delivered the Deposit Agreement; and

          (p) Each of the conditions set forth in Section 6 of the Merger Agreement shall have been satisfied or waived and the Company shall have filed a certificate(s) of merger with the Secretary of State of the State of Delaware effecting the Merger.

     8. (a) The Company/2 will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made or incorporated by reference therein not misleading, or (iii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Securities, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to an Underwriter made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and provided, further, that the indemnity agreement contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising from the sale of Securities to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to such person, within the time required by the Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, unless such failure is the result of noncompliance by the Company with Section 5(c) hereof.

     (b) In addition to any obligations of the Company under Section 8(a), the Company agrees that it shall perform its indemnification obligations under
Section 8(a) (as modified by the last paragraph of this Section 8(b)) with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 30 days to the Underwriter in the amount of the statements of the Underwriter's counsel or other statements which shall be forwarded by the Underwriter, and that they shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court and a court orders return of such payments.

     The indemnity agreement in Section 8(a) shall be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act.

     (c) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only

- ---------------

  2All references to the "Company" in Section 8 mean ICN Merger Corp. and the Predecessor Companies, collectively.

to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter relating to such Underwriter through you expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

     The indemnity agreement in this Section 8(c) shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

     (d) Promptly after receipt by an indemnified party under Section 8(a) or 8(c) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a) or 8(c) except to the extent the indemnifying party was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which the indemnifying party may have to any indemnified party otherwise than under such
Section 8(a) or 8(c). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Wertheim Schroder & Co. Incorporated in the case of parties indemnified pursuant to
Section 8(a) and by the Company in the case of parties indemnified pursuant to
Section 8(c). The respective indemnity and contribution agreements by the Underwriters and the Company contained in Section 8(a), 8(b) and 8(c) and this
Section 8 shall be in addition to any liability which the Underwriters and the Company may otherwise have. An indemnifying party shall not be liable for any settlement of any claim effected without its written consent (which consent will not be unreasonably withheld).

     If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(b), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (e) In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter (or any person who controls any Underwriter within the meaning of the Act or the Exchange Act) makes claim for indemnification pursuant to Section 8(a) hereof, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8(a) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any Underwriter or any such controlling person in circumstances for which indemnification is provided under Section 8(c), then, and in each such case, the Company and such Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion so that such Underwriter is responsible for the portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Company is responsible for the remaining portion; provided, however, that, in any such case, (x) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter and (y) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to a contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an Underwriter as result of this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending any such claim.

     (f) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Act except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

     9. (a) If any Underwriter shall default in its obligation to purchase the Firm Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Firm Securities on the terms contained herein. If the aggregate principal amount of Firm Securities as to which Underwriters default is more than one-eleventh of the aggregate principal amount of all the Firm Securities and within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Firm Securities, or the Company notifies you that it has so arranged for the purchase of such Firm Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Firm Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Firm Securities of such defaulting Underwriter or Underwriters by you or the Company or both as provided in subsection (a) above, the aggregate principal amount of such Firm Securities which remain unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Firm Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of the Firm Securities which such

Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Firm Securities which such Underwriter agreed to purchase hereunder) of the Firm Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Firm Securities of a defaulting Underwriter or Underwriters by you or the Company as provided in subsection (a) above, the aggregate principal amount of such Firm Securities which remain unpurchased exceeds one-eleventh of the aggregate principal amount of all the Firm Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Predecessor Companies and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or an officer or director or controlling person of the Company or any Predecessor Company, and shall survive delivery of and payment for the Securities.

     11. This Agreement shall become effective (a) if the Registration Statement has not heretofore become effective, at the earlier of 12:00 Noon, New York City time, on the first full business day after the Registration Statement becomes effective, or at such time after the Registration Statement becomes effective as you may authorize the sale of the Securities to the public by Underwriters or other securities dealers, or (b) if the Registration Statement has heretofore become effective, at the earlier of 24 hours after the filing of the Prospectus with the Commission or at such time as you may authorize the sale of the Securities to the public by Underwriters or securities dealers, unless, prior to any such time you shall have received notice from the Company that it elects that this Agreement shall not become effective, or you, or through you such of the Underwriters as have agreed to purchase in the aggregate fifty percent or more of the Firm Securities hereunder, shall have given notice to the Company that you or such Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section and Section 6 and Section 8 hereof shall at all times be effective.

     If this Agreement shall be terminated pursuant to Section 9 hereof, or if this Agreement, by election of you or the Underwriters, shall not become effective pursuant to the provisions of this Section, the Company and the Predecessor Companies shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof, but if this Agreement becomes effective and is not so terminated but the Securities are not delivered by or on behalf of the Company as provided herein because the Company has been unable for any reason beyond its control and not due to any default by it to comply with the terms and conditions hereof, the Company and the Predecessor Companies will reimburse the Underwriters through you, for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Predecessor Companies shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter, if the same shall have been made or given by you.

     All statements, requests, notices and agreements hereunder shall be in writing or by written telecommunication, and shall be sufficient in all respects if delivered or sent by registered mail, if to the Underwriters, to the Representative at 787 Seventh Avenue, New York, New York 10019, Attention:
Syndicate Department;

provided, however, that any notice to any Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters' Questionnaire delivered to the Company; and if to the Company, to ICN Merger Corp., 3300 Hyland Avenue, Costa Mesa, CA 92626, Attn: Chief Executive Officer.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Predecessor Companies and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company, the Predecessor Companies and each person who controls the Company, any Predecessor Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriters shall be deemed a successor or assign by reason merely of such purchase.

     14.  Time shall be of the essence of this Agreement.

     15. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company and the Predecessor Companies. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, manually or facsimile executed counterparts of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          ICN MERGER CORP.

                                          By:

                                          SPI PHARMACEUTICALS, INC.

                                          By:

                                          ICN PHARMACEUTICALS, INC.

                                          By:

                                          VIRATEK, INC.

                                          By:

                                          ICN BIOMEDICALS, INC.

                                          By:

Accepted as of the date hereof,

WERTHEIM SCHRODER & CO. INCORPORATED,
  as Representative of the several Underwriters named in Schedule I hereto

By:
    Managing Director

                                   SCHEDULE I

                                                                                PRINCIPAL AMOUNT
                                 UNDERWRITER                                   OF FIRM SECURITIES
- -----------------------------------------------------------------------------  ------------------
Wertheim Schroder & Co. Incorporated.........................................
Jefferies & Company, Inc. ...................................................
Kemper Securities, Inc. .....................................................

                                                                               ------------------
     Total...................................................................     $150,000,000
                                                                                 =============